SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 19, 2003
Date of report (Date of earliest event reported)

INTUIT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	000-21180 (Commission File Number)	77-0034661 (I.R.S. Employer Identification No.)

2535 Garcia Avenue
Mountain View, CA 94043

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (650) 944-6000

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

99.01	Press release issued on November 19, 2003.*
*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On November 19, 2003, Intuit Inc. announced its financial results for the quarter ended October 31, 2003. A copy of the press release is attached to this Report as Exhibit 99.01.

     The attached press release contains non-GAAP financial measures, and refers to them as “pro forma.” Intuit computes its pro forma financial measures using the same consistent method from quarter to quarter and year to year. Intuit’s pro forma operating income excludes acquisition-related charges, such as amortization of goodwill and intangibles and impairment charges, as well as amortization of purchased software and charges for purchased research and development. Pro forma net income and pro forma diluted earnings per share exclude discontinued operations, gains and losses on marketable securities and other investments, as well as the tax effects of these transactions. These pro forma financial measures are not prepared in accordance with generally accepted accounting principles and likely are different from non-GAAP or pro forma financial measures used by other companies.

     Intuit’s management believes that these pro forma measures provide meaningful supplemental information regarding Intuit’s core operating results because they exclude amounts that are not necessarily related to Intuit’s core operating results. Intuit’s management refers to these pro forma financial measures in assessing the performance of Intuit’s ongoing operations and for planning and forecasting in future periods. These pro forma financial measures also facilitate management’s internal comparisons to Intuit’s historical operating results. In addition, Intuit has historically reported similar pro forma financial measures and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Pro forma financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The most directly comparable GAAP financial measures and the reconciliations of the historical and forward-looking pro forma financial measures to their most directly comparable GAAP financial measures are included in the tables attached to the press release filed as an exhibit to this Report.

     The information in this Report and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly stated by specific reference in such filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2003	INTUIT INC

	By:	/s/ ROBERT B. HENSKE

Robert B. (“Brad”) Henske Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.01	Press Release dated November 19, 2003.*
*This exhibit is intended to be furnished and shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.